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                                                                   EXHIBIT 10.2



                         BUSINESS DEVELOPMENT AGREEMENT

         This BUSINESS DEVELOPMENT AGREEMENT (the "Agreement") is entered into on this 4th day of May, 1999, by and between PRISON REALTY CORPORATION, a Maryland corporation (the "Company"), and CORRECTIONAL MANAGEMENT SERVICES CORPORATION, a Tennessee corporation ("Operating Company").

                                   WITNESSETH:

         WHEREAS, the Company, the owner of various correctional and detention facilities which are leased to certain government entities and to certain private prison management companies, including Operating Company, desires to construct additional correctional and detention facilities (the "New Facilities") for lease to its current, and potentially future, tenants and to construct additions to certain correctional and detention facilities it currently owns (the "Additions");

         WHEREAS, the Company wishes to engage Operating Company to perform certain services, on an as-needed basis, designed to assist the Company in identifying and contracting for new business, specifically including: (i) marketing and other business development services designed to increase awareness of the Company and the services it offers to government entities; (ii) identifying potential facility sites and pursuing all applicable zoning approvals related thereto; (iii) identifying potential tenants for the Company's facilities; (iv) negotiating certain agreements related to the acquisition of new facility management contracts for the Company's tenants; and (v) such other services as may be requested by the Company from time to time (collectively, the "Business Development Services"), and to reimburse Operating Company for certain expenses incurred by Operating Company in providing the Business Development Services, specifically including expenses related to the retention of lobbying firms, consulting firms and other third-party entities providing government and community relations services to Operating Company;

         WHEREAS, Operating Company wishes to provide the Business Development Services to the Company.

         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements of the parties herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.  Services; Consideration.

             (a) Services. Operating Company agrees to provide the Business Development Services to the Company, at such times as, and to the extent that, the Company may request such services. Operating Company shall make such expenditures, and take such other actions, as the Company may deem necessary or desirable to carry out the performance of the Business Development Services.


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            (b) Consideration. In consideration for the performance of the
         Business Development Services by Operating Company, the Company shall pay, and Operating Company is entitled to receive, a fee equal to four and one-half percent (4 1/2%) of the total capital expenditures (excluding the amount of the tenant incentive fee described in that certain Tenant Incentive Agreement, dated as of January 1, 1999, by and between the Company and Operating Company, as amended, the amount of fees described in that certain Services Agreement, dated as of January 1, 1999, by and between the Company and Operating Company and the amount of the 4 1/2% fee herein referred to) incurred in connection with the construction and development of each New Facility, or the construction and development of each Addition, for which Operating Company performed Business Development Services for and on behalf of the Company. The fees payable hereunder shall be payable in cash or by such other means as approved by Operating Company.

         2. Term. This Agreement shall terminate on the fourth (4th) anniversary of the date of this Agreement, unless extended upon the written agreement of the parties.

         3. Authorization. Each party to this Agreement hereby represents and warrants that: the execution, delivery and performance of this Agreement are within the powers of each party and have been duly authorized by each party and its board of directors; the execution and performance of this Agreement by each party have been duly authorized by all applicable laws and regulations; and this Agreement constitutes the valid and enforceable obligation of each party in accordance with its terms.

         4. Amendment. This Agreement may be amended only with the written consent of both parties hereto.

         5. Notices. Any notice required or permitted herein to be given shall be given in writing and shall be delivered by United States mail, first class postage prepaid, return receipt requested, as set forth below:

            If to the Company:

            10 Burton Hills Boulevard, Suite 100
            Nashville, TN  37215
            Attn:  Michael W. Devlin, Chief Operating Officer

            If to Operating Company:

            10 Burton Hills Boulevard
            Nashville, TN  37215
            Attn:  Darrell K. Massengale, Chief Financial Officer




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         6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which shall together constitute one agreement.

         7. Headings. Section headings are for convenience or reference only and shall not be used to construe the meaning of any provision in this Agreement.

         8. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Tennessee.

         9. Severability. Should any part of this Agreement be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity and enforceability of the remaining portion.

         10. Successors. This Agreement shall be binding upon and inure to the benefit of the respective parties and their permitted assigns and successors in interest.

         11. Waivers. No waiver of any breach of any of the terms or conditions of this Agreement shall be held to be a waiver of any other or subsequent breach; nor shall any waiver be valid or binding unless the same shall be in writing and signed by the party alleged to have granted the waiver.

         12. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto and supersedes all prior agreements and presentations with respect to the subject matter hereof.



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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                            PRISON REALTY CORPORATION, a
                                            Maryland corporation

                                            By: /s/ D. Robert Crants, III
                                               --------------------------------
                                            Its: President
                                                -------------------------------



                                            CORRECTIONAL MANAGEMENT
                                            SERVICES CORPORATION, a Tennessee
                                            corporation

                                            By: /s/ Doctor R. Crants
                                               --------------------------------
                                            Its: Chief Executive Officer
                                                -------------------------------




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